Exhibit 99.5

**STOCK ORDER FORM**

**Mid-Southern Bancorp, Inc.**

SEND OVERNIGHT PACKAGES TO:
Stock Information Center
c/o Keefe, Bruyette & Woods
18 Columbia Turnpike, Suite 100
Florham Park, NJ 07932
Call us toll-free,
at 1-(877) ___-____

**For Internal Use Only**

BATCH #__________ ORDER #__________ CATEGORY #__________
REC'D__________ O__________ C__________

**ORDER DEADLINE & DELIVERY: A stock Order Form, properly completed and with full payment, must be *received* (not postmarked) no later than 2:00 p.m., Eastern time, on __________, 2018.** Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight courier to the Stock Information Center address on this form, or by hand delivery to Mid-Southern Savings Bank, FSB main office located at 300 North Water Street, Salem, Indiana. Hand delivered Stock Order Forms will only be accepted at this location. You may not deliver this form to any other banking office. Do not mail Stock Order Forms to Mid-Southern Savings Bank, FSB. Faxes or copies of this form are not required to be accepted.

**PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.**

| (1) NUMBER OF SHARES | | SUBSCRIPTION PRICE PER SHARE | | (2) TOTAL PAYMENT DUE |
|---|---|---|---|---|
| | X | $10.00 | = | $ .00 |

**Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 20,000 ($200,000). See Stock Order Form Instructions for more information regarding maximum number of shares.**

## (3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to **Mid-Southern Bancorp, Inc.** in the amount of: $ .00

*Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Mid-Southern Savings Bank line of credit checks may not be remitted as payment.*

## (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Mid-Southern Savings Bank, FSB deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. **IRA and other retirement accounts held at Mid-Southern Savings Bank, FSB and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

| For Internal Use Only | Mid-Southern Savings Bank, FSB Deposit Account Number | Withdrawal Amount(s) |
|---|---|---|
| | | $ .00 |
| | | $ .00 |
| | Total Withdrawal Amount | $ .00 |

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

## (5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a. ☐ Depositors of Mid-Southern Savings Bank, FSB with aggregate balances of at least $50 at the close of business on December 31, 2016.
b. ☐ Depositors of Mid-Southern Savings Bank, FSB with aggregate balances of at least $50 at the close of business on March 31, 2018.
c. ☐ Depositors of Mid-Southern Savings Bank, FSB at the close of business on __________, 2018 and borrowers of Mid-Southern Savings Bank, FSB as of April 8, 1998 whose borrowings remained outstanding on __________, 2018.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the **first** box that applies to this order:

d. ☐ You are a resident of one of these Indiana counties: Washington, Lawrence and Orange.
e. ☐ You were a Mid-Southern Savings Bank, FSB public stockholder as of __________, 2018.
f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

**ACCOUNT INFORMATION – SUBSCRIPTION OFFERING**

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

| Account Title (Name(s) on Account) | Mid-Southern Savings Bank, FSB Account Number |
|---|---|
| | |
| | |
| | |

**NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.**

**(6) MANAGEMENT** Check if you are a Mid-Southern Savings Bank, FSB Mid-Southern, M.H.C., or Mid-Southern Bancorp, Inc.:
☐ Director ☐ Officer ☐ Employee ☐ Immediate family member, as defined in the Stock Order Form Instructions

## (7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

## (8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Stock Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. ***(this item 8, including definitions used herein, continued on reverse side of this form)***

| Name(s) listed in Section 9 on other Stock Order Forms | Number of shares ordered | Name(s) listed in Section 9 on other Stock Order Forms | Number of shares ordered |
|---|---|---|---|
| | | | |
| | | | |

**(9) STOCK REGISTRATION** The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subcription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use minor's)*
☐ Joint Tenants ☐ Corporation ☐ Partnership ☐ Trust - Under Agreement Dated __________ ☐ Other__________

**FOR TRUSTEE/BROKER USE ONLY:**
☐ IRA (SSN of Beneficial Owner)_____-_____-_____

| | | | | |
|---|---|---|---|---|
| First Name, Middle Initial, Last Name | | | | Reporting SSN/Tax ID No. |
| First Name, Middle Initial, Last Name | | | | SSN/Tax ID No. |
| Street | | | | Daytime Phone # |
| City | State | Zip | County (Important) | Evening Phone # |

## (10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be ***received*** no later than 2:00 p.m., Eastern time, on __________, 2018, otherwise this form and all subscription rights will be void. ***(this item 10 continued on reverse side of this form)***

***ORDER NOT VALID UNLESS SIGNED***

**ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.**

Signature (title, if applicable) Date

Signature (title, if applicable) Date

STOCK ORDER FORM – SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization other than Mid-Southern, M.H.C., Mid-Southern Savings Bank, FSB or a majority-owned subsidiary of Mid-Southern Savings Bank, FSB of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purpose of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of Mid-Southern Savings Bank, FSB or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers and directors of Mid-Southern, M.H.C., Mid-Southern Savings Bank, FSB the term “associate” does not include any tax-qualified employee stock benefit plan of Mid-Southern Savings Bank, FSB; and (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Mid-Southern, M.H.C. or Mid- Southern Savings Bank, FSB. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert”. Persons exercising subscription rights through a single qualifying account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Mid-Southern Bancorp, Inc., this Stock Order Form may not be modified or canceled without Mid-Southern Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of 30,000 shares in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and reorganization and the Prospectus dated __________, 2018. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting an original Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. I further certify that, before purchasing the shares of the common stock of Mid-Southern Bancorp, Inc., I received the Prospectus dated __________, 2018, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Mid-Southern Bancorp, Inc. in the “Risk Factors” section, beginning on page __. Risks include, but are not limited to the following: Risks Related to Our Business 1. A significant portion of our loans are commercial real estate, multi-family, construction and commercial and business loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate. 2. Our business may be adversely affected by credit risk associated with residential property. 3. Greater seasoning of our loan portfolio could result in credit defaults in the future. 4. Our business may be adversely affected by downturns in the national economy and economic conditions in our market area which could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings. 5. Our small size makes it more difficult for us to compete. 6. Future expansion may negatively impact our earnings. 7. The loss of any one of our senior executive officers could hurt our operations. 8. Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues. 9. We are subject to interest rate risk which could reduce our profitability and affect the value of our assets. 10. Liquidity risk could impair our ability to fund operations and jeopardize our financial condition. 11. Strong competition within our market area may limit our growth and profitability. 12. Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio. 13. A new accounting standard may require us to increase our allowance for loan losses and may have a material adverse effect on our financial condition and results of operations. 14. If our nonperforming assets increase, our earnings will be adversely affected. 15. If our OREO is not properly valued or sufficiently reserved to cover actual losses, or if we are required to increase our valuation reserves, our earnings could be reduced. 16. Impairment of our investment securities could require charges to earnings, which could result in a negative impact on our results of operations. 17. Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations. 18. Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 19. We face significant operational risks because the financial services business involves a high volume of transactions and increased reliance on technology, including risk of loss related to cyber-security breaches. 20. We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares. 21. We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance. 22. We continually encounter technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements. 23. An interruption in or breach in security of our information systems may result in a loss of customer business. 24. Cyber-attacks or other security breaches could adversely affect our operations, net income or reputation. 25. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses. 26. We may be adversely affected by changes in U.S. tax laws and regulations. 27. Rulemaking changes implemented by the Consumer Financial Protection Bureau have resulted in higher regulatory and compliance costs that may continue to adversely affect our results of operations. 28. The distribution of subscription rights could have adverse income tax consequences. 29. Changes in management's estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results. 30. We are subject to environmental liability risk associated with lending activities or properties we own. Risks Related to the Offering 31. The future price of our common stock may be less than the purchase price in the stock offering. 32. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal and may not be indicative of the actual value of Mid- Southern Bancorp, Inc. 33. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 34. We have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering. 35. Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock. 36. The implementation of the stock-based incentive plan may dilute your ownership interest. 37. Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability. 38. Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company, our financial statements may not be comparable to companies that comply with these accounting standards as of the public company effective dates. 39. Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high. 40. Various factors may make takeover attempts more difficult to achieve. 41. There will be a decrease in stockholders' rights for existing stockholders of Mid-Southern Savings Bank, FSB. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See Front of Stock Order Form

MID-SOUTHERN BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the number of shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by a person or persons exercising subscription rights through a single qualifying account held jointly is 20,000 shares ($200,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 30,000 shares ($300,000) in all categories of the offering combined. Existing Mid-Southern Savings Bank, FSB public stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Mid-Southern Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at a rate of 0.05% from the date payment is processed until the offering is completed, at which time the purchaser will be issued a check for interest earned. Please do not remit cash, a Mid-Southern Savings Bank line of credit check, wire transfers or third party checks for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your MidSouthern Savings Bank, FSB deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the applicable deposit account rate. The interest will remain in the account(s) when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Mid-Southern Savings Bank, FSB certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a Mid-Southern Savings Bank, FSB IRA or other retirement accounts. For guidance on using retirement funds, whether held at Mid-Southern Savings Bank, FSB or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the __________, 2018 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Retirement Account Funds to Purchase Shares.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Mid-Southern Savings Bank, FSB deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. If you checked box (c), list all Mid-Southern Savings Bank, FSB deposit and/or applicable loan account numbers that the purchaser(s) had ownership in as of __________, 2018. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Section (6) – Management. Check the box if you are a Mid-Southern Savings Bank, FSB Mid-Southern, M.H.C., or Mid-Southern Bancorp, Inc. director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the subscription offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof. (over)

MID-SOUTHERN BANCORP, INC. STOCK INFORMATION CENTER: 1-(877) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Mid-Southern Savings Bank, FSB at the close of business on December 31, 2016, March 31, 2018 or __________, 2018 or a borrower as of April 8, 1998 whose borrowings remained outstanding on __________, 2018. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Mid-Southern Savings Bank, FSB at the close of business on December 31, 2016, March 31, 2018, or __________, 2018, or a borrower as of April 8, 1998 whose borrowings remained outstanding on __________, 2018. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Mid-Southern Savings Bank, FSB at the close of business on December 31, 2016, March 31, 2018 or __________, 2018. The standard abbreviation for custodian is “CUST.” The standard abbreviation for the Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the Indiana Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-IN (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Mid-Southern Savings Bank, FSB at the close of business on December 31, 2016, March 31, 2018 or __________, 2018 or a borrower as of April 8, 1998 whose borrowings remained outstanding on __________, 2018. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Mid-Southern Savings Bank, FSB at the close of business on December 31, 2016, March 31, 2018, or __________, 2018 or a borrower as of April 8, 1998 whose borrowings remained outstanding on __________, 2018. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Mid-Southern Savings Bank, FSB at the close of business on December 31, 2016, March 31, 2018, or __________, 2018. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) no later than 2:00 p.m., Eastern time, on __________, 2018. Stock Order Forms may be delivered by using the enclosed postage-paid Stock Order Reply Envelope, by overnight courier to the Stock Information Center address on the front of the Stock Order Form, or by hand delivery to Mid-Southern Savings Bank, FSB’s main office located at 300 North Water Street, Salem, Indiana. Hand delivered stock order forms will only be accepted at this location. You may not deliver Stock Order Forms to our other offices. Please do not mail Stock Order Forms to Mid-Southern Savings Bank, FSB. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT COURIER can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.